UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Alabama and Mississippi Properties

On June 29, 2006, we caused our wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of six hotels. The six hotels are already in operation.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the six hotels:

Hotel Location	Franchise	Seller	Purchaser	Number of Rooms	Purchase Price
Auburn, Alabama	Hilton Garden Inn	Auburn Hotels, L.L.C.	Apple Seven Hospitality Ownership, Inc.	101	$10,185,000

Huntsville, Alabama	Hilton Garden Inn	Huntsville Hotels I, LLC	Apple Seven Hospitality Ownership, Inc.	101	10,285,000

Montgomery, Alabama	Hilton Garden Inn	Montgomery Hotels, LLC	Apple Seven Hospitality Ownership, Inc.	97	10,385,000

Montgomery, Alabama	Homewood Suites	Montgomery Hotels II, LLC	Apple Seven Hospitality Ownership, Inc.	91	10,660,000

Troy, Alabama	Hampton Inn	Troy Hotels, LLC	Apple Seven Hospitality Ownership, Inc.	82	6,130,000

Tupelo, Mississippi	Hampton Inn	HoPo/Tupelo Hotels, LLC	Apple Seven Hospitality Ownership, Inc.	96	5,245,000

TOTAL				568	$52,890,000

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $600,000 ($100,000 per hotel). The initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during its “review period,” which ends on August 13, 2006. In the event our purchasing subsidiary does not elect to terminate the purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $600,000 within three (3) business days after the expiration of the review period.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the agreement to purchase all of the hotels. If our purchasing subsidiary terminates the purchase contract before closing and after the review period, and the termination is not based on the sellers’ failure to satisfy a required condition, the escrow agent will release the deposits to the sellers. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract would be funded, if a closing occurs, by the Company’s ongoing offering of Units, in addition to the assumption of an existing mortgage loan on one property.

The purchase contract contemplates that our purchasing subsidiary would assume an existing mortgage loan on the hotel in Tupelo, Mississippi. The current principal balance on this loan is approximately $4,200,000. The loan has an annual fixed interest rate of 5.9% and has a maturity date of March 1, 2016.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the management and franchise agreements shall have been terminated by the sellers and new management and franchise agreements shall have been executed by one of our leasing subsidiaries for the hotels. If any of the closing conditions under the purchase contract are not satisfied by the sellers, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire all, or any, of the six hotels.

Oklahoma Property

Also on June 29, 2006, we caused our purchasing subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of a hotel located in Norman, Oklahoma. The purchase contract between IRNM Hotel Investors L.L.C., as the seller, is for a Residence Inn® by Marriott containing 126 guest rooms. The purchase price for the hotel is $12,900,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $250,000. This initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review” period, which ends on August 13, 2006. If the purchase contract is not terminated during the review period, an additional deposit of $250,000 is due within one (1) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

Under the purchase contract, the existing management agreements will be terminated if a closing occurs. The existing franchise agreement will be assigned to our purchasing subsidiary at closing.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include but are not limited to the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the management agreements shall have been terminated by the seller. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

June 30, 2006